Exhibit 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.

REPORTS FIRST-QUARTER 2006 RESULTS

• CCE reports EPS of 3 cents. After adjusting for items impacting comparability, EPS would have totaled 9 cents.

• North America achieved balanced revenue growth benefiting from pricing growth of 4 percent and 1 percent volume growth.

• Initiatives to stabilize European operations continue; France and Belgium achieve strong results.

• Full-year guidance affirmed, with comparable EPS in a range of $1.27 to $1.32 (currency neutral, including stock option expense) and continued strong cash flow from operations less capital spending of more than $700 million.

ATLANTA, April 27, 2006 – Coca-Cola Enterprises (NYSE: CCE) today reported first-quarter 2006 net income of $16 million, or 3 cents per diluted share. These results reflect restructuring charges as well as the adoption of FAS 123R (expensing of stock options.) When 2006 and 2005 results are adjusted for items impacting the comparability of the results, net income for first-quarter 2006 would have been $43 million, or 9 cents per share, versus $36 million or 8 cents per share for the first quarter a year ago. The following schedule provides a reconciliation of reported and comparable earnings per share.

-------------------------------------------------------------------------------
                                                     First Quarter
                                                  2006          2005

Reported Earnings per Diluted Common Share       $0.03         $ 0.10
Restructuring Charges                             0.06            --
FAS 123R                                           --           (0.02)
Comparable Diluted Net Income Per Share (a)      $0.09         $ 0.08

(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.
---------------------------------------------------------------------------------

First-quarter 2006 results reflect continued balanced pricing and volume growth in North America, modest operating performance improvement in Europe, and the benefit of the Company’s ongoing cost control efforts. “Our first-quarter performance strengthens our confidence in our strategic direction in both Europe and North America,” said Lowry F. Kline, chairman of the board. “We believe the strong operating plans we have in place, combined with the benefits of our ongoing expense initiatives and moderate cost increases, will enable us to reach our financial targets.”

Consolidated physical case bottle and can volume grew 1 percent on a comparable basis for the quarter, and consolidated net pricing per case was up 3 percent. Cost of sales per case grew 4 percent, in line with expectations. Comparable operating expenses grew 3 percent, after adjusting for stock option expense and restructuring charges. Pricing and cost of sales growth statistics exclude the effects of currency translations.

Reported operating income declined 20 percent versus prior year, reflecting previously announced restructuring charges in North America and Europe as well as stock option expense related to the adoption FAS 123R. Comparable operating income increased 4½ percent in the first quarter, after adjusting for these items. Foreign currency translations negatively impacted first-quarter operating income by 4½ percent and earnings per share by approximately 1 cent. Please see page 9 of this release for a reconciliation of reported and comparable operating results.

North American Operating Report

Volume in North America grew 1 percent for the quarter, driven in part by renewed growth of diet and flavored carbonated soft drinks. This growth reflects the benefits of successful carbonated soft drink innovation, including Vault and Vault Zero, as well as Black Cherry Vanilla Coca-Cola in regular and diet, and the ongoing development of our energy drink portfolio around the Full Throttle and Rockstar brands. In addition, both Dasani and Powerade continued double-digit growth. These gains offset weakness in regular soft drinks.

For the quarter, net pricing per case increased 4 percent, in line with expectations, driven by a combination of higher rates and improved mix. The primary mix benefits were growth of 3 percent in higher margin immediate consumption channels and sharply increased energy drink sales.

“We continue to achieve excellent balance in North American pricing and volume growth as we execute against a strong brand and package innovation schedule,” Mr. Kline said. “Our work to build our energy drink portfolio is paying dividends and our strong line-up of new flavors and products, such as Black Cherry Vanilla Coca-Cola and Vault, continues to enable us to seize important promotional opportunities in conjunction with our customers.

“Our ability to successfully execute against these initiatives, coupled with the operating benefits of our new North American organization and other operating expense initiatives, give us confidence in our full year 2006 outlook in North America,” Mr. Kline said.

European Operating Report

Volume in Europe grew 1 percent for the quarter amid ongoing initiatives to stabilize the business in each of our territories, including a strong emphasis on diet, light and noncarbonated beverages, particularly in sports and energy drinks. Both Belgium and France demonstrated improving business trends with strong volume gains in these countries resulting in overall volume growth of 4 percent in our continental European territories. Though Great Britain outpaced the overall performance of the carbonated beverage category, a total volume decline of 3 percent reflects continuing difficult category trends. Initiatives to improve these trends will include the introduction of Coca-Cola Zero in Great Britain later this year, which is expected to further accelerate diet soft drink growth. Net price per case for the European Group was up 2 percent for the quarter.

“We continue to approach the key summer selling season with a strong dedication to our strategic objectives to reignite growth in our diet and light beverage portfolio, to seize the significant promotional opportunities created by the World Cup, and to continue to build our business in the growing noncarbonated market segment,” Mr. Kline said.

“In addition, we are moving forward with targeted, local reorganization efforts that will continue to improve the efficiency of our business while enabling our frontline employees to better meet the needs of our customers,” Mr. Kline said. “Even with this combination of initiatives, we recognize there are challenges in the months ahead, particularly in Great Britain. As a result, we anticipate moderate volatility in our quarterly performance in Europe for the balance of the year as we work to achieve full-year volume growth of approximately 1 percent.”

Full-Year 2006 Outlook

Management continues to expect full-year comparable 2006 earnings per diluted common share in a range of $1.27 to $1.32. This range excludes the impact of foreign currency translations and restructuring charges, and includes stock option expense. Reported 2006 results are expected to include approximately $65 million (9 cents per diluted share) of previously announced restructuring charges. Free cash flow from operations less capital spending is expected to total more than $700 million, with capital spending of approximately $1 billion. CCE will webcast its first-quarter conference call with analysts and investors live over the Internet today at 10:00 a.m. ET. The call can be accessed through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found on pages 14 and 15 under our Form 10-K section of our 2005 Annual Report.

                      COCA-COLA ENTERPRISES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                   First Quarter
                                              ------------------------
                                               2006 (a)  2005   Change
                                               -------- ------- ------
Net Operating Revenues                        $  4,333 $  4,203    3%
Cost of Sales                                    2,596    2,518    3%
                                               -------- --------
Gross Profit                                     1,737    1,685    3%
Selling, Delivery, and
     Administrative Expenses                     1,561    1,465    7%
                                               -------- --------
Operating Income                                   176      220  (20)%
Interest Expense, Net                              152      157
Other Nonoperating Expense, Net                      -       (1)
                                               -------- --------
Income Before Income Taxes                          24       62
Income Tax Expense                                   8       16
                                               -------- --------
Net Income                                    $     16 $     46
                                               ======== ========
Basic Weighted Average Common Shares
 Outstanding                                       473      470
                                               ======== ========
Basic Net Income Per Share (b)                $   0.03 $   0.10
                                               ======== ========
Diluted Weighted Average Common Shares
 Outstanding                                       479      475
                                               ======== ========
Diluted Net Income Per Share (b)              $   0.03 $   0.10
                                               ======== ========

(a) First quarter of 2006 net income includes net expense items totaling $27 million, or 6 cents per diluted common share. See page 9 of this earnings release for a list of these items.

(b) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (Unaudited; In Millions)

                                                March 31, December 31,
                                                  2006       2005
                                                --------- ------------
ASSETS
Current:
     Cash and cash equivalents                 $      126  $      107
     Trade accounts receivable, net                 1,907       1,802
     Inventories                                      909         786
     Current deferred income tax assets               316         313
     Prepaid expenses and other current assets        374         387
                                                ----------  ----------
          Total Current Assets                      3,632       3,395
Property, plant, and equipment, net                 6,507       6,560
Goodwill                                              604         578
Franchise license intangible assets, net           13,947      13,832
Customer distribution rights and other
 noncurrent assets, net                               975         992
                                                ----------  ----------
                                               $   25,665  $   25,357
                                                ==========  ==========
LIABILITIES AND SHAREOWNERS' EQUITY
Current:
     Accounts payable and accrued expenses     $    2,415  $    2,639
     Amounts payable to The Coca-Cola Company,
      net                                             190         180
     Deferred cash receipts from The Coca-Cola
      Company                                          73          83
     Current portion of debt                        1,139         944
                                                ----------  ----------
          Total Current Liabilities                 3,817       3,846
Debt, less current portion                          9,388       9,165
Retirement and insurance programs and
 other long-term obligations                        1,353       1,309
Deferred cash receipts from The Coca-Cola
 Company,less current                                 229         246
Long-term deferred income tax liabilities           5,160       5,106

Amounts payable to The Coca-Cola Company               34          42
Shareowners' equity                                 5,684       5,643
                                                ----------  ----------
                                               $   25,665  $   25,357
                                                ==========  ==========

                      COCA-COLA ENTERPRISES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, In Millions)

                                                   Three Months Ended
                                                   -------------------
                                                    March 31, April 1,
                                                      2006      2005
                                                    --------  --------
Cash Flows From Operating Activities
------------------------------------
Net income                                         $     16  $     46
Adjustments to reconcile net income to net cash
 used in operating activities:
   Depreciation and amortization                        244       263
   Net change in customer distribution rights            14        11
   Share-based compensation expense                      17         6
   Excess tax benefits from share-based payment
    arrangements                                         (2)        -
   Deferred funding income from The Coca-Cola Company   (27)      (10)
   Deferred income tax expense                            8         -
   Pension expense greater than retirement plan
    contributions                                        35        38
   Net changes in assets and liabilities, net of
    acquisition amount                                 (269)     (399)
   Other changes, net                                   (48)      (89)
                                                    --------  --------
Net cash used in operating activities                   (12)     (134)
                                                    --------  --------

Cash Flows From Investing Activities
------------------------------------
   Capital asset investments                           (202)     (180)
   Capital asset disposals                                4         2
   Acquisitions of bottling operations,
    net of cash acquired                               (102)        -
                                                    --------  --------
Net cash used in investing activities                  (300)     (178)
                                                    --------  --------

Cash Flows From Financing Activities
------------------------------------
   Increase in commercial paper, net                    281       591
   Issuances of debt                                    193       133
   Payments of debt                                    (122)     (448)
   Dividend payments on common stock                    (28)      (19)
   Exercise of employee share options                     6        11
   Excess tax benefits from share-based payment
    arrangements                                          2         -
                                                    --------  --------
Net cash derived from financing activities              332       268
                                                    --------  --------

Net effect of exchange rate changes on cash
 and cash equivalents                                    (1)       (3)
                                                    --------  --------

Net Change In Cash and Cash Equivalents                  19       (47)
Cash and Cash Equivalents at Beginning of Period        107       155
                                                    --------  --------
Cash and Cash Equivalents at End of Period         $    126  $    108
                                                    ========  ========

                      COCA-COLA ENTERPRISES INC.
                  RECONCILIATION OF GAAP TO NON-GAAP
        (Unaudited; In millions, except pershare data which is
                     calculated prior to rounding)

                               --------------------------------------
                                         First-Quarter 2006
                               --------------------------------------
                                         Items Impacting
Reconciliation of Income (a)              Comparability
----------------------------           -------------------
                                           Net      Restruc-
                               Reported Unfavorable turing  Comparable
                                (GAAP)   Tax Items  Charges (non-GAAP)
                               --------------------------------------
Net Operating Revenues         $ 4,333        -         -     $4,333
Cost of Sales                    2,596        -         -      2,596
                                -------   ------    ------     ------
Gross Profit                     1,737        -         -      1,737
Selling, Delivery, and
 Administrative Expenses         1,561        -       (39)     1,522
                                -------   ------    ------     ------
Operating Income                   176        -        39        215
Interest Expense, Net              152        -         -        152
Other Nonoperating Expense, Net      -        -         -          -
                                -------   ------    ------     ------
Income Before Income Taxes          24        -        39         63
Income Tax Expense                   8       (1)       13         20
                                -------   ------    ------     ------
Net Income                     $    16        1        26     $   43
                                =======   ======    ======     ======
Diluted Net Income Per Share   $  0.03   $    -    $ 0.06     $ 0.09
                                =======   ======    ======     ======

                               --------------------------------------
Reconciliation of Income (a)             First-Quarter 2005
----------------------------   --------------------------------------
                                      Items Impacting
                                        Comparability
                                     -------------------
                                         Net
                             Reported Favorable SFAS 123R  Comparable
                              (GAAP)  Tax Items Expense (b) (non-GAAP)
                             ----------------------------------------
Net Operating Revenues         $ 4,203        -         -     $4,203
   Cost of Sales                 2,518        -         -      2,518
                                -------   ------    ------     ------
Gross Profit                     1,685        -         -      1,685
   Selling, Delivery, and
    Administrative Expenses      1,465        -        14      1,479
                                -------   ------    ------     ------
Operating Income                   220        -       (14)       206
   Interest Expense, Net           157        -         -        157
   Other Nonoperating Expense,
    Net                              (1)       -         -         (1)
                                -------   ------    ------     ------
Income Before Income Taxes          62        -       (14)        48
   Income Tax Expense               16        1        (5)        12
                                -------   ------    ------     ------
Net Income                     $    46       (1)       (9)    $   36
                                =======   ======    ======     ======
Diluted Net Income Per Share   $  0.10   $    -    $(0.02)    $ 0.08
                                =======   ======    ======     ======

                                  First Quarter
Reconciliation                 --------------------     Full-Year 2006
of Free Cash Flow (c)            2006        2005         Forecast
---------------------           -------     -------    --------------
Net Cash (Used In) Derived From
 Operating  Activities         $   (12)    $  (134)   $1,700 (Approx.)
   Less: Capital Asset
    Investments                   (202)       (180)   (1,000)(Approx.)
   Add: Capital Asset Disposals      4           2           --
                                -------     -------    --------------
Free Cash Flow                 $  (210)    $  (312)     More Than $700
                                =======     =======    ===============

                                March 31,   Dec. 31,
Reconciliation of Net Debt (d)    2006        2005
------------------------------- -------     -------
Current Portion of Debt        $ 1,139     $   944
Debt, Less Current Portion       9,388       9,165
   Less: Cash and Cash
    Equivalents                   (126)       (107)
                                -------     -------
Net Debt                       $10,401     $10,002
                                =======     =======

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.
    Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the first quarter of 2006, we recorded additional compensation expense of $8 million (pretax) as a result of adopting SFAS 123R. If we had accounted for our share-based payment awards under SFAS 123R during first quarter of
    2005, our compensation expense would have been approximately
    $14 million (pretax) higher.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase and acquisition
    opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.

                       COCA-COLA ENTERPRISES INC.
                       KEY OPERATING INFORMATION

                                          ----------------------------
                                           First-Quarter 2006 Change
                                               Versus Prior Year
                                          ----------------------------
                                                        North
                                          Consolidated  America Europe
                                          ------------ -------- ------
Net Revenues Per Case
---------------------
Change in Net Revenues per Case                  2.0%    5.5% (7.0)%
   Impact of Belgium Excise Tax Change           0.0%    0.0%  0.5%
   Impact of Excluding Post Mix Sales,
    Agency Sales and Other Revenue              (1.0)%   (1.0)%  0.5%
                                              -------- -------- ------
Bottle and Can Net Pricing Per Case(a)           1.0%    4.5% (6.0)%
   Impact of Currency Exchange Rate
    Changes                                      2.0%   (0.5)%  8.0%
                                              -------- -------- ------

Currency-Neutral Bottle and Can Net
 Pricing per Case(c)                             3.0%    4.0%  2.0%

Cost of Sales Per Case
----------------------
Change in Cost of Sales per Case                 2.0%    5.5% (6.5)%
   Impact of Belgium Excise Tax Change           0.5%    0.0%  1.0%
   Impact of Excluding Bottle and Can
      Marketing Credits and Jumpstart
       Funding                                   1.0%    1.5% (0.5)%
   Impact of Excluding Post Mix Sales,
    Agency Sales and Other Revenue              (1.5)%   (2.0)%  0.0%
                                              -------- -------- ------
Bottle and Can Cost of Sales Per Case(b)         2.0%    5.0% (6.0)%
   Impact of Currency Exchange Rate
    Changes                                      2.0%   (0.5)%  8.0%
                                              -------- -------- ------

Currency-Neutral Bottle and Can Cost of
 Sales per Case(c)                               4.0%    4.5%  2.0%

Physical Case Bottle and Can Volume
-----------------------------------
Change in Volume                                 1.5%    1.5%  1.0%
   Impact of Acquisitions                       (0.5)%   (0.5)%  0.0%
                                              -------- -------- ------
Comparable Bottle and Can Volume(d)              1.0%    1.0%  1.0%

Fountain Gallon Volume
----------------------
Change in Volume                                (1.5)%   (1.5)% (2.0)%
   Impact of Acquisitions                        0.0%    0.0%  0.0%
                                              -------- -------- ------
Comparable Fountain Gallon Volume(d)            (1.5)%   (1.5)% (2.0)%
                                              -------- -------- ------

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain revenue and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 90 percent of our net revenue during the first quarter of 2006.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain
    ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(d) Comparable volume excludes the impact of acquisitions. This measure is used to analyze the performance of our business on a constant territory basis.

                         Coca-Cola Enterprises
                             2006 Guidance
                          (Currency Neutral)

                                               Projection
----------------------------------------------------------------------
           Volume Growth                    Approx. 1% to 2%
                North America               Approx. 1% to 2%
                Europe                         Approx. 1%
----------------------------------------------------------------------
      Pricing Per Case Growth               Approx. 2% to 3%
      (includes mix benefit)
                North America               Approx. 2% to 3%
                Europe                         Approx. 2%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth               Approx. 3%
      (includes mix benefit)
----------------------------------------------------------------------
     Operating Expense Growth
            (Comparable)                       Approx. 3%
  (includes stock option expense)
----------------------------------------------------------------------
     Operating Income Growth                Approx. 4% to 5%
          (Comparable)(a)
----------------------------------------------------------------------
       Capital Expenditures                Approx. $1 billion
----------------------------------------------------------------------
         Interest Expense             Approx. $605 to $615 million
----------------------------------------------------------------------
        Effective Tax Rate                     Approx. 30%
----------------------------------------------------------------------
 2006 Diluted EPS (Comparable)(a)            $1.27 to $1.32
 (including stock option expense)
----------------------------------------------------------------------
       Diluted Common Shares               Approx. 480 million
----------------------------------------------------------------------

(a) All financial guidance is currency neutral. Based on current exchange rates, foreign currency translations could negatively impact operating income by approximately 1 percent and EPS by
    1 cent to 2 cents.